Exhibit 99.1
For more information:	Investor Relations

John Ritchie	JoAnn Horne
Vice President, Finance	Market Street Partners
Electronics For Imaging	415-445-3233

650-357-3500

EFI Announces $100 Million Share Repurchase Program

FOSTER CITY, Calif., Aug 26, 2004 (BUSINESS WIRE) — Electronics For Imaging, Inc. (EFI) (NASDAQ:EFII), the world leader in digital imaging and print management solutions for commercial and enterprise printing, today announced that the company’s board of directors has approved a stock repurchase program pursuant to which up to $100 million of the company’s common stock may be repurchased.

Separately, the Company announced that it has completed the $50 million repurchase program that it had authorized in November 2003.

Repurchases will be made in the open market or in privately negotiated transactions subject to market conditions, applicable legal requirements and other factors.

Safe Harbor for Forward Looking Statement:
The statement, “ the company’s board of directors has approved a stock repurchase program pursuant to which up to $100 million of the company’s common stock may be repurchased” and “ Repurchases will be made in the open market or in privately negotiated transactions subject to market conditions, applicable legal requirements and other factors” are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. Past performance is not necessarily indicative of future results. Forward Looking Statements are subject to certain risks and uncertainties that could cause actual future results to differ materially, including, but not necessarily limited to, the following: (1) Management’s ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (2) current world wide financial/economic difficulties continue including variations in foreign exchange rates; (3) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (4) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (5) changes in the mix of products sold leads to variations in results; (6) market acceptance of new products and contribution to EFI’s revenue cannot be assured; (7) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels; (8) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (9) competition with products internally developed by EFI’s customers may result in declines in EFI sales and revenues; (10) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (11) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (12) timely and qualitative execution in the manufacturing of products may not be assured; (13) litigation involving intellectual property or other matters may cause a material impact in our results; (14) our ability to adequately service our debt and dilution of earnings if the company’s convertible debenture is treated on an “as converted basis” for purposes of calculating diluted earnings per share; (15) other risk factors listed from time to time in the company’s SEC reports. The share repurchase program does not obligate EFI to acquire any particular amount of common stock and the program may be suspended at any time at the company’s discretion. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI’s business, please refer to the Risk Factors section (entitled “Factors That Could Adversely Affect Performance’’) of EFI Corporation’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI Corporation’s Investor Relations Department at 650-357-3828 or email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About Electronics For Imaging/EFI:

EFI (<www.efi.com>) is the world leader in digital imaging and print management solutions for commercial and enterprise printing. EFI’s award-winning technologies offer document management tools from creation to print, including high fidelity color and black and white Fiery® print servers that can output up to 2000 ppm; powerful production workflow and print management information software solutions for increased performance and cost efficiency; and an array of business-critical enterprise and mobile printing solutions. EFI maintains 25 offices worldwide.

NOTE TO EDITORS:
EFI and Fiery are registered trademarks of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.